SOUTHERN CONNECTICUT BANCORP, INC.

2001 Warrant Plan

              SOUTHERN CONNECTICUT BANCORP, Inc., a corporation organized and existing under the laws of Connecticut (“Bancorp”), has adopted its 2001 Warrant Plan (this “Plan”) with the intention of promoting the interests of Bancorp and the shareholders of Bancorp by recognizing the contributions made by the directors of Bancorp and The Bank of Southern Connecticut (In Organization) (the “Bank”) for the services they rendered in connection with the organization of Bancorp and the Bank.

I.     PURPOSES OF THE PLAN

              1.1.     The purpose of this plan is recognizing the contributions made by the directors of Bancorp and the Bank for their services in organizing Bancorp and the Bank, including significant amounts of time devoted to organizational activities without compensation, including services relating to obtaining the capital for Bancorp and the Bank through the public offering by Bancorp (the “Bancorp IPO”) of shares of its Common Stock.

II.     DEFINITIONS; RULES OF CONSTRUCTION

               2.1.     Definitions.   The terms defined in this Article shall have the following meanings for purposes of this Plan:

                              (a)       “Bancorp” shall mean Southern Connecticut Bancorp, Inc., a corporation organized and existing under the laws of Connecticut.

                              (b)       “Bank” shall mean The Bank of Southern Connecticut (In Organization).

                              (c)      “Board of Directors” shall mean the Board of Directors of Bancorp.

                              (d)      “Change in Control” means:

                                         (i)     a change in control of the direction and administration of Bancorp's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule or regulation) promulgated under the Exchange Act, whether or not Bancorp is then subject to such reporting requirements;

                                         (ii)     any person (as such term is used in Sections 14(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of Bancorp) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bancorp representing 50% or more of the combined voting power of Bancorp's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors;

                                         (iii)     during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be Continuing Directors cease for any reason to constitute at least a majority thereof;

                                         (iv)     the Board of Directors shall approve a sale of all or substantially all of the assets of Bancorp; or

                                         (v)     the Board of Directors shall approve any merger, consolidation or like business combination or reorganization of Bancorp, the consummation of which would result in the occurrence of any event described in clause (ii) or (iii) above;

provided, however, that none of the foregoing events shall constitute a Change in Control if such event occurs as a result of an agreement or transaction approved by the Continuing Directors, either before or after the occurrence of such event, and the Continuing Directors in approving such agreement or transaction determine that it is not in the best interest of Bancorp for such agreement or transaction to constitute a Change in Control for purposes of this Plan.

                              (e)      “Common Stock” shall mean the Common Stock, par value $0.01 per share, of Bancorp.

                              (f)       “Continuing Directors” means each director of Bancorp as of the initial closing date of the Bancorp IPO and any successor to any such director and any additional director who (i) after the effective date of this Plan was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection and (ii) at the time of his or her nomination or selection is not an “affiliate” or “associate” (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power of Bancorp’s outstanding securities then entitled ordinarily to vote for the election of directors.

                              (g)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

                              (h)      “Fair Market Value” shall mean the average closing price per share of the Common Stock for the ten trading days immediately preceding the applicable date as reported on the composite tape of the principal national stock exchange on which the Common Stock is then listed or, if the Common Stock is not listed on any national stock exchange, the closing price per share of Common Stock as reported on The NASDAQ Stock Market, Inc. If the Common Stock is not listed on any national stock exchange or quoted on The NASDAQ Stock Market, Inc., Fair Market Value shall mean the average bid price per share of the Common Stock for the ten trading days immediately preceding the applicable date as reported on such reporting system as shall be selected by the Board of Directors. If the Common Stock is not publicly traded, the Board of Directors shall determine the Fair Market Value using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

                              (i)      “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, first cousin, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

                              (j)      “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

                              (k)      “Participant” shall mean any director of Bancorp or the Bank who is granted a Warrant pursuant to this Plan which remains outstanding.

                              (l)      “Plan” shall mean this Warrant Plan, as amended from time to time.

                              (m)      “QDRO” shall mean a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code or Title I, Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

                              (n)      “Rule 16b-3” shall mean Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time or any rule adopted in substitution therefor.

                              (o)      “Warrant” shall mean a warrant granted to a Participant pursuant to this Plan.

                              (p)      “Warrant Agreement” shall mean any agreement between Bancorp and a Participant evidencing a Warrant.

                              (q)      “Warrant Exercise Price” shall have the meaning specified in Section 4.4 of this Plan.

               2.2.      Rules of Construction. For purposes of this Plan and any Warrant Agreement, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neutral shall include, as appropriate, the other pronoun forms.

III.     COMMON STOCK AVAILABLE UNDER THIS PLAN

               3.1.      Aggregate Share Limit.   The maximum number of shares of Common Stock that may be issued under this Plan is 60,000, subject to adjustment as provided in Article VI.

               3.2.      Availability of Shares upon Termination of Warrants.   If any Warrant or portion of a Warrant expires or otherwise terminates without having been exercised, the number of shares of Common Stock as to which such Warrant expires or otherwise terminates shall not longer be reserved for the purposes of this Plan.

               3.3.      No Fractional Shares.   No fractional shares shall be issued. The Board of Directors shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares of whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

               3.4.     Exercise Price; Withholding.   The exercise price for the Common Stock issuable upon exercise of a Warrant and any withholding obligation under applicable tax laws shall be paid in cash or any combination of (i) cash, (ii) a check payable to the order of Bancorp, (iii) the delivery of Common Stock having a Fair Market Value equivalent to the applicable exercise price and withholding obligation, (iv) a reduction in the amount of Common Stock otherwise deliverable pursuant to such Warrant. In the case of a payment by the means described in clause (iii) or (iv) above, the value of the Common Stock so delivered or offset shall be determined by reference to the Fair Market Value of the Common Stock on the date as of which the payment or offset is made.

               3.5.      Cashless Exercise.   The Board of Directors may permit the exercise of a Warrant and the payment of any applicable withholding tax in respect of a Warrant by delivery of written notice, subject to Bancorp’s receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Common Stock, in the manner and subject to the procedures as may be established by the Board of Directors.

              3.6.      Transfer of Common Stock to a Participant.   As soon as practicable after receipt by Bancorp of payment for Common Stock with respect to which a Warrant or portion thereof is exercised by a Participant, Bancorp shall issue to the Participant the number of shares of Common Stock as to which such Warrant has been exercised.

IV.     GRANT OF WARRANTS TO DIRECTORS

              4.1.      Date of Grant.   The Warrant shall be granted as of the initial closing date of the Bancorp IPO.

               4.2.     Eligibility.   The persons who shall be eligible to receive Warrants under this Article IV. shall be those persons serving as directors of Bancorp or the Bank on the initial closing date of the Bancorp IPO and who are not an employees of Bancorp or the Bank.

              4.3.      Allocation of Warrants.   Each director of Bancorp eligible to receive a warrant shall receive a Warrant for one share of Common Stock for each four shares of Common Stock which such director or any member of such director’s Immediate Family purchases in the Bancorp IPO. Each director of the Bank who is not a director of Bancorp eligible to receive a warrant shall receive a Warrant for one share of Common Stock for each five shares of Common Stock which such director or any member of such director’s Immediate Family purchases in the Bancorp IPO. Notwithstanding the foregoing, if the aggregate number of shares covered by Warrants granted in accordance with the foregoing would exceed the number of shares reserved for the purposes of this Plan, the number of shares covered by the Warrant granted to each Participant shall be determined by multiplying the number of shares which would be covered by such Warrant determined in accordance with the foregoing by a fraction the numerator of which is 60,000 and the denominator of which is the aggregate number of shares which would be covered by the Warrants granted to all Participants determined in accordance with the foregoing and reducing the product so determined to the next lower whole number.

               4.4.      Exercise Price.   The amount per share (the “Warrant Exercise Price”) payable by the Participant to Bancorp upon exercise of the Warrant shall be equal to the public offering price per share of Common Stock specified in the definitive Prospectus distributed by Bancorp in connection with the Bancorp IPO.

              4.5.     Exercisability and Term of Warrants.

                              (a)      A Warrant shall become cumulatively exercisable (i) as to 40% of the shares covered thereby on the first anniversary of the date of grant of the Warrant; (ii) as to an additional 30% of the shares covered thereby on the second anniversary of the date of grant of the Warrant; and (iii) as to the balance of the shares covered thereby on the third anniversary of the date of the Warrant.

                              (b)      The term of each Warrant shall be a period of ten years from the date of grant.

               4.6.      Effect of Termination of Service.   In the event that a Participant ceases to be a director of Bancorp or the Bank, the Warrant held by such Participant, to the extent exercisable at the time of such termination, shall remain exercisable for the balance of its term. The Warrant granted to such Participant, to the extent it was not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.

               4.7.      Acceleration of Exercisability Upon a Change in Control.   In the event of a Change in Control of Bancorp, all then outstanding Warrants shall immediately become exercisable in full. The Board of Directors, in its discretion, may determine that, upon the occurrence of a transaction described in clauses (i) through (v) of the definition of “Change in Control,” each Warrant outstanding under this Plan shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each share subject to such Warrant, cash in an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such transaction over the Warrant Exercise Price per share subject to such Warrant.

               4.8.     Additional Acceleration of Exercisability.   In the event Bancorp delivers a notice to the Participants pursuant to Section of 5.2(d) hereof, all then outstanding Warrants shall immediately become exercisable in full.

              4.9.      Adjustments.   Warrants granted under this Article shall be subject to adjustment as provided in Article VI. of this Plan.

V.     WARRANT AGREEMENTS

              5.1.      Warrant Agreements.   Each Warrant under this Plan shall be evidenced by a Warrant Agreement in a form approved by the Board of Directors setting forth the number of shares of Common Stock subject to the Warrant, and the price and term of the Warrant. The Warrant Agreement shall also set forth (or incorporate by reference) the other material terms and conditions applicable to the Warrant as determined by the Board of Directors consistent with the limitations of this Plan.

              5.2.     Incorporated Provisions.    Warrant Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms:

                              (a)      Non-Assignability.  The Warrant shall not be assignable nor transferable, except (i) by will or by the laws of descent and distribution or (ii) pursuant to a QDRO or any other exception to transfer restrictions expressly permitted by the Board of Directors and set forth in the Warrant Agreement (or an amendment thereto). The restrictions on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Board of Directors, transfers without consideration for estate and financial planning purposes and transfers to such other persons or in such other circumstances as the Board of Directors may in the Warrant Agreement expressly permit. During the lifetime of a Participant, the Warrant shall be exercised only by such Participant or by his or her guardian or legal representative, except as expressly otherwise provided consistent with the foregoing transfer restrictions.

                              (b)      Rights as Shareholder.   A Participant shall have no rights as a holder of Common Stock with respect to any unissued Common Stock covered by a Warrant until the date the Participant becomes the holder of record of such Common Stock.

                              (c)      Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld with respect to the exercise of a Warrant, and these obligations shall be paid by the Participant on or prior to the delivery of shares of Common Stock upon exercise of a Warrant. A Participant shall satisfy the withholding obligations as provided in Section 3.4.

                              (d)      Regulatory Directives.   In the event that the State or Federal agency which has primary regulatory authority over Bancorp, the Bank or any other banking subsidiary of Bancorp determines that such regulated entity’s capital has fallen below minimum requirements for capital adequacy, such agency may direct Bancorp to notify each Participant that any portion of the Warrant held by such Participant that is not exercised by the date specified in such notice will expire on such date. If any such notice is given, any Warrant not exercised by such date shall terminate on such date.

              5.3.      Contract Rights, Forms and Signatures.   Any obligation of Bancorp with respect to a Warrant shall be based solely upon the contractual obligations created by this Plan and the applicable Warrant Agreement. No Warrant shall be enforceable until the Warrant Agreement has been signed by the Participant and on behalf of Bancorp. By executing a Warrant Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan, and any action taken in good faith under this Plan by and within the discretion of the Board of Directors or its delegates. Except as expressly provided in this Plan or in a Warrant Agreement, there shall be no third party beneficiaries of the obligations of Bancorp under such Warrant Agreement.

VI.     ADJUSTMENTS

               6.1.      Changes in Capitalization.   If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock or other property), or any split-up, spin-off, extraordinary redemption, combination or exchange of outstanding shares of Common Stock, or there shall occur any other similar transaction or event in respect of the Common Stock, or a sale of all or substantially all of the assets of Bancorp as an entirety, then the Board of Directors shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Common Stock:

                              (a)       proportionately adjust any or all of:

                                          (i)     the number, amount and type of Common Stock, other property or cash subject to any or all outstanding Warrants;

                                          (ii)     the exercise price of any or all outstanding Warrants;

                                          (iii)     the securities, cash or other property deliverable upon exercise of the outstanding Warrants;

                                          (iv)     any other terms as are effected by the event; or,

                              (b)       subject to any applicable limitations under generally accepted accounting principles, provide for:

                                          (i)     an appropriate and proportionate cash settlement or distribution; or

                                          (ii)     the substitution or exchange of any or all outstanding Warrants.

VII.     ADMINISTRATION

              7.1.     Authority and Structure.   This Plan and all Warrants granted shall be administered by the Board of Directors.

              7.2.      Construction and Interpretation.   The Board of Directors shall have the power to interpret and administer this Plan and the Warrant Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Common Stock and the terms of any Warrant Agreements, the adjustments required or permitted by Article VI. and other determinations hereunder shall be made by the Board of Directors and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between a Warrant Agreement and any non-discretionary provision of this Plan, the terms of this Plan shall govern.

              7.3.      Rule 16b-3 Conditions; Bifurcation of Plan.   It is the intent of Bancorp that this Plan and the Warrants hereunder satisfy and be interpreted in a manner that satisfies any applicable requirements of Rule 16b-3 so that the Participants will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder as to Warrants intended to be entitled to the benefits of Rule 16b-3.

              7.4.      Delegation and Reliance.   The Board of Directors may delegate to the officers or employees of Bancorp the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. In making any determination or in taking or not taking any action under this Plan, the Board of Directors may obtain and may rely upon the advise of experts, including professional advisors to Bancorp. No director, officer, employee or agent of Bancorp shall be liable for any such action or determination made or omitted in good faith.

              7.5.      Exculpation and Indemnity.   Neither Bancorp nor any member of the Board of Directors, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any person for any action taken or not taken in good faith under this Plan or for the failure of a Warrant to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of Bancorp.

VIII.     MISCELLANEOUS

              8.1.     No Right to Continue Service.   Nothing contained in this Plan or any Warrant or Warrant Agreement shall confer upon any Participant any right with respect to the continuation of service as a director of Bancorp or the Bank.

              8.2.     Effective Date.     This Plan has been adopted by the Board of Directors and has become effect on the date of such adoption. This Plan shall remain in effect until any and all Warrants under this Plan have been exercised, converted or terminated under the terms of this Plan and the applicable Warrant Agreements.

               8.2.      Compliance with Laws.   This Plan, any Warrant Agreement and the grant, exercise, conversion and operation of Warrants, and the issuance and delivery of Common Stock and/or other securities or property under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for Bancorp, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by Bancorp, provide such evidence, assurance and representations to the Bancorp as to compliance with any thereof) as Bancorp may deem necessary or desirable to assure compliance with all applicable legal requirements.

              Bancorp shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, or any regulation thereunder, of any interests in this Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Bancorp shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to this Plan unless and until Bancorp is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Board of Directors may require as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms of this Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Board of Directors, in its sole discretion, deems necessary or desirable.

              The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to Bancorp shall have determined that the transfer of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any stock exchange on which shares of Common Stock are traded. The Board of Directors may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the transfer of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Board of Directors shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of a Warrant, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

              8.4.     Notification of Election Under Section 83(b) of the Internal Revenue Code.    If any Participant shall, in connection with the acquisition of shares of Common Stock under this Plan, make the election permitted under Section 83(b) of the Internal

Revenue Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify Bancorp of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Internal Revenue Code.

              8.5.     Ownership and Transfer Restrictions.    Common Stock acquired upon exercise of Warrants shall be subject to the restrictions on ownership and transfer set forth in the Warrant Agreement.

              8.6.      Non-Exclusivity of Plan.   Nothing in this Plan shall limit or be deemed to limit the authority of Bancorp or the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

               8.7.     Severability.   In case any provision of this Plan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

               8.8.     Expenses and Receipts.   The expenses of this Plan shall be paid by Bancorp. Any proceeds received by Bancorp in connection with any Warrant will be used for general corporate purposes.

              8.9.      Failure to Comply.   In addition to the remedies of Bancorp elsewhere provided for herein, failure by a Participant (or beneficiary or transferee) to comply with any of the terms and conditions of this Plan or the applicable Warrant Agreement, unless such failure is remedied by such Participant (or beneficiary or transferee) within ten days after notice of such failure by the Board of Directors, shall be grounds for the cancellation and forfeiture of such Warrant, in whole or in part, as the Board of Directors, in its absolute discretion, may determine.

              8.10.     Applicable Law.   This Plan, any Warrant Agreement and any related documents and matters shall be governed in accordance with the laws of the State of Connecticut, except as to matters of federal law.